Exhibit 10.6

PRIVATE & CONFIDENTIAL	Relationship Manager: Ms Janet Koh
Contact No: 6878 4537

9 Apr 2020

TOPSHEEN SHIPPING SINGAPORE PTE. LTD.

60 Paya Lebar Road

#06-17

Paya Lebar Square

Singapore 409051

Attn: Mr Zhang Dong

Dear Sirs

BANKING FACILITY(IES)

We are pleased to offer you the banking facility(ies) described below (the “Facility(ies)”) upon the terms and conditions set out in this facility letter.

1.1	FACILITY(IES)

(a)	COMMITTED FACILITIES	LIMITS (S$)

(i)	Enterprise Financing Scheme (EFS)	5,000,000/- or any lower limit which
	Temporary Bridging Loan I (TBL I)	Enterprise Singapore may approve

We will notify you in the event the final facility limit granted/approved by Enterprise

Singapore is lower than the limit stated above.

2.1	PRICING AND TERMS

EFS TBL I	Purpose: For working capital purposes. You are solely responsible for the application of moneys for the purposes aforesaid
Interest Rate: 3% per annum on monthly rests
Tenor: 5 years

TOPSHEEN SHIPPING SINGAPORE PTE. LTD.
BANKING FACILITY(IES)
9 Apr 2020

Availability Period: Available for drawdown within 6 months from the date of this facility letter unless otherwise extended by us
Disbursement: Lumpsum directly to your current account maintained with us
Repayment: You are required:
(i) to service interest monthly for 12 months (“Interest Servicing Period”); and
(ii) upon the expiry of the Interest Servicing Period, to pay monthly instalments comprising principal and interest up to the expiry of the remaining tenor. We will notify you of the monthly interest payment and instalment amount and each change thereof (including any change in the applicable interest rate) as well as the commencement date(s).
Prepayment: Allowed in whole or in part in integral multiples of St10,000/- each or such other amount as we may determine from time to time, subject to 1 month’s prior written notice or payment of I month’s interest in lieu of notice. Any partial prepayment shall not affect the amount of monthly instalments payable.
Cancellation: Any portion which remains undrawn at the expiry of the Availability Period shall be treated as cancelled.

●	We shall be entitled to vary the interest rate /Discount Rate /commission (where applicable) from time to time by notification to you.

3.1	SECURITIES

The Facility(ies) together with all other moneys, obligations and liabilities which may be due, owing or payable by you to us from time to time shall be secured by the following securities:

●	Guarantee: The existing personal guarantee dated 5 Dec 2019 from Zhang Dong (the “Guarantor”). In this connection, the Guarantor shall confirm his agreement to continue to stand as guarantor by signing and returning to us the confirmation in this facility letter.

TOPSHEEN SHIPPING SINGAPORE PTE. LTD.
BANKING FACILITY(IES)
9 Apr 2020

4.1	CONDITIONS PRECEDENT

(a)	Unless otherwise determined by us, the Facility(ies) will be available for your utilisation only after we have received and found satisfactory:-

●	this facility letter duly accepted by your authorised signatories and the Guarantor;

●	certified true extract by a Director and Company Secretary of your board of directors’ resolutions or such other equivalent document(s) accepting this facility letter;

●	written confirmation of approval from the insurers / Enterprise Singapore (where applicable);

●	all legal and security documents duly executed together with notices of assignment, where required; and

●	insurance policies, cover notes and insurance premium receipts and such other documentation (whether legal, security or otherwise), confirmation of the fulfilment of such other requirements (including stamping, registration and other conditions precedent) as may be required by us.

(b)	Our obligation to advance any moneys or to incur any liabilities pursuant to this facility letter is subject to the further condition that on the date of the relevant drawdown notice and on each relevant drawdown or transaction date, there being no event or circumstances which could affect our decision or willingness to advance any moneys or to incur any liabilities pursuant to this facility letter.

5.1	OTHER CONDITIONS

●	EFS: You shall at all times during the tenor of the EFS Facility(ies) meet the eligibility criteria (including those on shareholdings and ownership) applicable for the Enteiprise Financing Scheme as stipulated from time to time by Enterprise Singapore, unless Enterprise Singapore’s prior written approval for any deviation therefrom is obtained.

TOPSHEEN SHIPPING SINGAPORE PTE. LTD.
BANKING FACILITY(IES)
9 Apr 2020

You acknowledge and agree that we shall have full recourse against you, your security providers) and any collateral provided for the full repayment of the Facility(ies) and all sums outstanding thereunder.

●	The Facility(ies) shall also be subject to such other terms and conditions customary for financing of this nature and legal documentation required by and acceptable to us.

6.1	STANDARD TERMS AND CONDITIONS

The enclosed Standard Terms And Conditions Governing Facilities And Transactions and all addendums / supplements thereto (“Standard Conditions”) shall apply to the Facility(ies) provided that all references in the Standard Conditions to “Local Enterprise Finance Scheme Facilities (“LEFS Facilities”)” and “LEFS Facilities” shall be deleted and replaced with “Enterprise Financing Scheme Facilities (“EFS Facilities”) and “EFS Facilities” respectively. In the event of inconsistency, this facility letter shall prevail. Terms used in this facility letter shall have the meaning as defined in the Standard Conditions.

Should the above offer meet with your acceptance, please return the duplicate of this facility letter duly signed and all required documents to us. This offer shall lapse if it is not accepted within 14 days from the date of this letter unless otherwise extended by us.

We are pleased to be of service to you.

Yours faithfully

/s/ QUEK HUAY MIN

QUEK HUAY MIN

SENIOR VICE PRESIDENT

INSTITUTIONAL BANKING GROUP

TOPSHEEN SHIPPING SINGAPORE PTE. LTD.
BANKING FACILITY(IES)
9 Apr 2020

ACCEPTANCE

I/We hereby confirm acceptance of the offer of the Facility(ies) on the terms and conditions as stated in the facility letter. I/We also confirm that I/we have obtained independent legal advice in respect of the transactions contemplated under or in connection with the facility letter and the security documents specified in the facility letter.

Additionally, by signing and accepting this facility letter, I/we confirm that I/we have read, fully understood and accept the Standard Conditions (in particular, the provisions relating to the collection, processing, use and disclosure of personal data).

I/We enclose a certified true extract of my/our board resolutions or (in the case of an entity other than a company) certified true copies of equivalent documents evidencing my/our acceptance of the above offer.

Please disburse the Facility(ies) into my/our DBS current account no: ____________________

I/We authorise you to debit my/our DBS Current account no(s): ________________________ for the monthly instalments payable as well as interest, fees, insurance premiums, expenses or such other sums that may be payable in connection with the Facility(ies) as stated in the facility letter

For and on behalf of

TOPSHEEN SHIPPING SINGAPORE PTE. LTD.

/s/ Zhang Dong

Name(s)	:ZHANG DONG
Designation(s)	:DIRECTOR
Date	:

TOPSHEEN SHIPPING SINGAPORE PTE. LTD.
BANKING FACILITY(IES)
9 Apr 2020

CONFIRMATION BY EXISTING GUARANTOR

l/We confirm that the guarantee dated 5 Dec 2019 (the “Guarantee”) executed by me/us in your favour shall extend to cover and secure the Facility(ies) in accordance with the above terms and conditions and continue to apply in full force and effect.

I/We authorise and give you consent to conduct credit checks on me/us (including but not limited to checks with any credit bureau) and to obtain and verify and/or disclose or release any information relating to me/us, the Guarantee, my/our personal data and/or any of my/our account(s) with you from or to any party or source as you may from time to time deem fit at your own discretion and without any liability or notice to me/us for the purposes specified in the Guarantee and for any and all the purposes stated in the DBS Privacy Policy, available at www.dbs.com/privacy and as may be amended, supplemented and/or substituted from time to time. I/We confirm that I/we have read, fully understood and accept the DBS Privacy Policy relating to the collection, processing, use and collection of personal data and further agree as follows:

1.	The DBS Privacy Policy is incorporated by reference into and forms part of this confirmation. The DBS Privacy Policy shall apply to all personal data (as defined by the Personal Data Protection Act 2012) provided by me/us or otherwise collected by you from any other sources or in the course of my/our relationship with you or any of your affiliates and I/we hereby consent to the collection, processing, use and disclosure of personal data in accordance therewith.

2.	If I/we provide you with personal data of any individual (including, where applicable, my/our directors, partners, office holders, officers, employees, agents, shareholders and beneficial owners), I/we undertake, represent and warrant to you that I/we have obtained such individual’s consent for, and hereby consent on behalf of such individual to, the collection, processing, use and disclosure of his/her personal data by me/us in accordance with the DBS Privacy Policy.

3.	In the event of any conflict or inconsistency between confirmation and the DBS Privacy Policy, the former shall prevail.

4.	Any consent given pursuant to this confirmation in relation to personal data shall survive death, incapacity, bankruptcy or insolvency of any such individual and the termination or expiration of the Guarantee.

/s/ Zhang Dong

Name(s)	: Zhang Dong
NRIC No	:
Date	:

Certified True Extract of Resolutions Passed By the Board of Directors of

TOPSHEEN SHIPPING SINGAPORE PTE. LTD. (“the Company”)

on ________________

(Date)

ACCEPTANCE OF BANKING FACILITY(IES)

RESOLVED THAT:

(1)	The Company accepts the offer of banking facility(ies) (the “Facility(ies)”) from DBS Bank Ltd. (the “Bank”) on the terms and conditions of the Bank’s facility letter dated 9 Apr 2020 (the “Facility Letter”) (as may be amended, varied, supplemented and/or replaced from time to time).

(2)	Any ___________ of the following persons (collectively, the “Authorised Signatories”) be

(insert number)

authorised to do the following things in the Company’s name and for and on behalf of the Company (which persons are and will be so authorised until the Bank receives a certified copy of the board resolution of the Company providing otherwise):

Name of Authorised Signatories	Designation	Specimen Signature*
ZHANG DONG	DIRECTOR

[specimen signatures not required where Authorised Signatories named are existing authorised signatories to the company’s accounts maintained with DBS]

(i)	to negotiate, accept, sign, and deliver to the Bank the Facility Letter and any letter, agreement, form, notice or other documents required by the Bank or expedient in relation to the Facility(ies) (collectively “Documents”);

(ii)	to negotiate and accept any future revision or variation of the Facility(ies) and any future amendment, supplement or replacement of the Facility Letter and/or any of the Documents (which acceptance shall be conclusively evidenced by the signature(s) of the Authorised Signatory(ies)); and

(iii)	without prejudice to any of the Company’s existing mandate to the Bank, to instruct and authorise the Bank to debit the Company’s DBS Current account specified in the Facility Letter for the monthly instalments as well as interests, fees, insurance premiums, expenses and such other sums that may be payable in connection with the Facility(ies) as contemplated in the Facility Letter and any Documents,

(3)	The Common Seal of the Company be affixed to any deed, instrument or document as may be required in connection with the Facility(ies), the collateral and/or supports in accordance with the Articles of Association/Constitution of the Company. Further, and in the alternative, any Director and the Company Secretary or any two Directors of the Company be authorised on behalf of the Company to execute any such documents in accordance with the Companies Act.

CERTIFIED AS TRUE EXTRACT AND CONFIRMED THAT THE RESOLUTIONS HAVE BEEN ADOPTED AND HAVE NOT BEEN RESCINDED, MODIFIED OR SUPERSEDED

Please Sign à	/s/ Zhang Dong
Signature & Name of *Chairman / Director

Please Sign à
Signature & Name of *Director / Secretary

*	Delete where inapplicable